UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  September 28, 2005

RUDOLPH TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware 000-27965 22-3531208
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Rudolph Road Flanders, New Jersey	07836
(Address of Principal Executive Offices)	(Zip Code)

  Registrant’s telephone number, including area code: (973) 691-1300

___________________________________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On  September 28, 2005  Rudolph Technologies, Inc. issued a press release providing an update on the merger process with August Technology.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

         (c)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued September 28, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued September 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: September 28, 2005	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT 99.1

Filed by Rudolph Technologies, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
And deemed filed pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934

SEC S-4 Registration Statement No. 333-127371

Subject company:  August Technology Corporation
Commission File No. 000-30637

Rudolph Technologies Provides Update on Merger Process with August Technology

Flanders, NJ - September 28, 2005 - Rudolph Technologies, Inc. (NASDAQ: RTEC), in response to August Technology's announcement that August would restate its financial results for 2004 and the first two quarters of 2005, announced that the Rudolph board of directors has determined that it would await the results of the restatement process before making any further comment about the proposed merger between the two companies.

About Rudolph Technologies, Inc.

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology and defect inspection systems used by semiconductor device manufacturers. The Company's products provide a full-fab solution through its families of proprietary systems, which are used throughout the device manufacturing process. Rudolph's product development has successfully anticipated and addressed many emerging trends that are driving the semiconductor industry's growth in order to enhance the competitiveness of its products in the marketplace. The Company's success in creating complementary metrology and inspection applications through aggressive research and development is key to Rudolph's strategy for continued technological and market leadership.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "would," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. Rudolph wishes to take advantage of the "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Rudolph. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: (1) cyclicality of the semiconductor industry; (2) customer concentration; (3) introduction of new products by Rudolph's competitors; (4) sole or limited sources of supply; (5) the merger agreement and the transactions contemplated thereby may not be approved by the companies' shareholders; (6) conditions to the closing of the transaction may not be satisfied; (7) the businesses of Rudolph and August may not be integrated successfully, which may result in the combined company not operating as effectively and efficiently as expected or such integration may be more difficult, time-consuming or costly than expected; (8) expected combination benefits from the merger may not be fully realized or realized within the expected time frame; (9) revenues following the merger may be lower than expected; (10) costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the consummation of the merger, or the effects of purchase accounting may be different from the companies' expectations; (11) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (12) the businesses of the companies may suffer as a result of uncertainty surrounding the transaction; (13) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; (14) the impact of the slowdown in the overall economy; (15) uncertainty of the current global political environment; (16) the potential for terrorist attacks; (17) changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments; (18) the timing of revenue recognition of shipments; (19) changes in or an inability to execute our business strategy; (20) unanticipated manufacturing or supply problems and (21) changes in tax rules. Rudolph cannot guarantee future results, levels of activity, performance, or achievements. Additional factors that may affect the future results of Rudolph are set forth in its Form 10-K reports for the year ended December 31, 2004 and other filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov, the SEC's website, and at the company's websites, which is http://www.rudolphtech.com. These factors are updated from time to time through the filing of reports and registration statements with the SEC.